Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3, Form S-4, and Form S-8 of our reports dated February 19, 2026, relating to the consolidated financial statements of Old National Bancorp and subsidiaries (“Old National”) and the effectiveness of Old National’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025:

Form S-8                             Form S-3
No. 333-152769                    No. 333-272312
No. 333-161395                    No. 333-281521
No. 333-267737
No. 333-257536
No. 333-272313
No. 333-276362

                                      Form S-4
                                      No. 333-276362
                                      No. 333-284281

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 19, 2026